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                                                                   EXHIBIT 10.21

                        DATA SYSTEMS NETWORK CORPORATION
                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this "Agreement') dated as of this 2nd day of November, 1998, between Data Systems Network Corp., a Michigan corporation (hereinafter referred to as the "Company"), and Michael Jansen (hereinafter referred to as the "Executive"):

                                   WITNESSETH:

         WHEREAS, the Executive is serving as Vice President and Corporate Controller of the Company; and

         WHEREAS, the Executive has extensive experience with respect to the management and operations of the Company which it considers extremely valuable to the continued prosperity of the Company; and

         WHEREAS, the Company wishes to ensure that it will continue to have the Executive available to perform for the Company, duties as Vice President and Corporate Controller; and

         WHEREAS, the Company and the Executive desire to set forth in this Agreement the terms, conditions and obligations of the parties with respect to such employment and this Agreement is intended by the parties to supersede all previous agreements and understandings, whether written or oral, concerning such employment.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

         1. EMPLOYMENT. The Company (or "Employer") shall continue to employ the Executive upon the terms and conditions hereinafter set forth. The Executive shall perform such duties and responsibilities for the Employer, which are commensurate with his position as may be assigned him by the Company's President and/or the Vice President and CFO. The Executive shall report to the Vice President - Finance and CFO of the Company. Incident to the performance of such duties, the Employer shall provide the Executive with office space, facilities and secretarial assistance commensurate with that currently being provided to the Executive.

         2. TERM. Subject only to the provisions hereof set forth in Section 7, the term of this Agreement (herein the "Term") shall be for a period beginning on the date hereof and ending on November 1, 2003 or, if earlier, on the Executive's 62nd birthday on which birthday this Agreement shall terminate unless earlier terminated in accordance with the terms hereof,

         3. COMPENSATION. During the Term, the Executive's salary shall be payable at intervals not less often than semi-monthly. The Executive's salary shall be established by either the Executive Committee of the Company, or in the event the Executive is among the Company officers whose compensation is subject to review by the Compensation and Stock Option Committee of the Board of Directors of the Company, by such Committee (the

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  applicable committee being referred to herein as the "Committee") and all adjustments thereto, and all aspects of the Executive's incentive or performance compensation shall be established by the Committee in its sole discretion. In the event there is no Committee in existence at any time, the term Committee shall be deemed to mean the Chief Executive Officer of the Company. During the Term, the Executive shall also receive such benefits and perquisites (the "Benefits") which are made available to similarly positioned executives of the Employer including, without limitation, incentive compensation, loans, awards, insurance, stock options, stock purchase plans, benefits from qualified plans or non-qualified plans or other benefit plans now or hereafter existing which are adopted by the Employer for the benefit of its employees generally, and for the benefit of the Employer's officers, all such Benefits to be provided in such amounts, as may be determined from time to time by the Committee in its sole discretion.

           4. EXTENT OF SERVICE. During the Term, the Executive shall devote his full time, attention, and energy to the business of the Employer and the Executive shall not be engaged in any other business activity pursued for gain, profit, or other pecuniary advantage which activity in any way interferes with the Executive's duties and responsibilities provided for herein.

           5. NON-COMPETITION AND NON-SOLICLTATION. The Executive agrees that:

              (a) During the Term and for a period of one year thereafter or during any Severance Period, if longer (the "Restricted Period'), the Executive agrees that he will not (without the written consent of the Chairman of the Board) engage directly or indirectly in any business within the United States (financially as an investor or lender or as an employee, director, officer, partner, independent contractor, consultant or owner or in any other capacity calling for the rendition of personal services or acts of management, operation or control) which is directly competitive with the business, at any time during the Restricted Period, conducted by the Company or any Affiliates as defined below. Notwithstanding the foregoing, the Executive shall be entitled to own securities of any corporation conducting a business competitive with the business of the Company or any of its subsidiaries or Affiliates so long as the securities of such corporation are listed on a national securities exchange and the securities owned directly or indirectly by the Executive do not represent more than two percent (2%) of any class of the outstanding securities of such company.

              (b) During the Restricted Period, in addition to the obligations pursuant to Subsection 5(a), the Executive agrees that neither he nor any business in which he engages directly or indirectly will (i) directly or indirectly induce any customers of the Company or of corporations or businesses which directly or indirectly control or are controlled by or under common control with the Company ("Affiliates") to patronize any business similar to that of the Company, (ii) canvass, solicit or accept any similar business from any customer of the Company or any Affiliates, (iii) directly or indirectly request or advise any customer of the Company or Affiliates to withdraw, curtail or cancel such customer's business with the Company or Affiliates, (iv) directly or indirectly disclose to any other person, firm or corporation the names or addresses of any of the customers of the Company or Affiliates, or

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(v) compete with the Company or Affiliates in acquiring or merging with any other business or acquiring the assets of such other business.

                  (c) During the Restricted Period, in addition to the obligations pursuant to Subsections 5(a) and 5(b), the Executive agrees that neither he nor any business in which he engages directly or indirectly will, (i) hire or attempt to hire any employee of the Company or its Affiliates nor, (ii) directly or indirectly encourage any employee of the Company or its Affiliates to terminate employment with the Company or its Affiliates. Notwithstanding the foregoing, it shall not be deemed a violation of this subsection if a business, which employs the Executive, hires or attempts to hire an employee of the Company or its Affiliates and the Executive has no knowledge of, control over or involvement with such solicitation.

                  (d) In the event that any of the provisions of this Section 5 should ever be deemed to exceed the time, geographic or occupational limitations permitted by applicable laws, then such provisions shall be and are hereby reformed to the maximum time, geographic or occupational limitations permitted by law.

         6. CONFIDENTIAL INFORMATION. The Executive acknowledges that in his employment he is or will be making use of, acquiring or adding to the Company's confidential information which includes, but is not limited to, memoranda and other materials or records of a proprietary nature and records and policy matters relating to finance, personnel, management and operations. Therefore, in order to protect the Company's confidential information and to protect other employees who depend on the Company for regular employment, the Executive agrees that he will not in any way utilize any of said confidential information except in connection with his employment by the Employer, and except in connection with the business of the Company he will not copy, reproduce or take with him the original or any copies of said confidential information and will not disclose any of said confidential information to anyone.

           7.     TERMINATION.

                  (a) Death or Disability. If the Executive should become physically or mentally disabled and unable to perform his duties hereunder for a continuous period in excess of ninety (90) days (in the reasonable opinion of the Committee), or if the Executive should die while an employee of the Employer, this Agreement and the Executive's employment with the Employer shall immediately terminate.

                  (b) Termination by the Employer for Cause. The following events shall create in the Company a right to terminate the Executive's employment under this Agreement prior to the expiration of the Term: (i) the commission of fraud, embezzlement or theft by the Executive in connection with the Executive's duties; (ii) the intentional wrongful damage to property of the Company, and/or Affiliates by the Executive; (iii) the intentional wrongful disclosure by the Executive of any secret process or confidential information of the Company, and/or Affiliates; or (iv) the violation of the Executive's non-disclosure, non-solicitation and non-competition covenants set forth in Sections 5 and 6. In the event of such a Termination for cause pursuant to this Subsection, all of the obligations of the Company under this Agreement shall immediately terminate.


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                  (c) Other Termination by Employer. In the event the Company shall elect to terminate the Executive's employment for any reason other than those specified in Subsection 7(a) or 7(b), it shall provide written notice of such termination to the Executive. In the event that there occurs without the written consent of the Executive:

                  (i) a change in the Executive's title, a change in the Executive's duties or responsibilities, a change in the Executive's reporting relationships, or a change in control of the Company (as defined below), any of which results in or reflects a diminution of the scope or importance of the Executive's position, duties and responsibilities;

                  (ii) a reduction in the Executive's then current annual base salary (other than as part of reductions in annual base salary affecting the Employer's officers generally);

                 (iii) a reduction in the level of benefits available or awarded under employee and officer benefit plans and programs, including, but not limited to annual and long-term incentive and stock-based plans and programs (other than as part of reductions in such benefit plans or programs affecting the Employer's officers generally); or

                  (iv) a relocation of Executive's primary employment location to a location which is more than 50 miles from his current location,

then, the Executive may deliver written notice of termination to the Company within three months of such event (which shall be effective even if such three months expire after the end of the Term). In either case and subject to the execution and delivery by the Executive to the Company of the release described in Section 9 hereof, the Company shall provide Executive with severance compensation and benefits as follows:

         (u) the Executive shall receive an amount equal to six month's current base salary, payable at intervals not less frequently than monthly over a period of months equal to the number of months of severance pay (not less than six) provided for by this subsection, (such period herein after referred to as the "Severance Period");

         (v) the Executive shall receive, with respect to any participation rights in the Company's annual bonus or long-term incentive plans, an award under any such plan, payable upon notice of termination or, of exercise of any condition herein, an amount equal to the pro-rated share earned during the months of employment calculated by dividing the total annual award by twelve (12) multiplied by the number of full and partial months employed, less any amounts already paid for and during the current year to date. In the event that termination occurs after there has been a change in control, as defined by a change in the Chief Executive Officer, a change in two-thirds or more of the Company's Board of

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                  Directors, or, a change of more than thirty percent (30%) of the total shares outstanding, an amount equal to the annual award as if all pre-requisite conditions have been met, and as if the total annual award were earned in full with out any deductions for any amounts previously paid, shall be paid to the Executive;

         (w) with respect to the Executive's stock options, the Company will recommend to the Compensation and Stock Option Committee of the Board of Directors of the Company that the exercisability of the Executive's outstanding stock options be accelerated, such options shall remain exercisable during the Severance Period (unless they shall expire earlier by their terms) and such options shall otherwise be treated in accordance with the terms of their respective grants;

         (x) the Executive's medical, dental and/or other Benefits shall be continued on the same basis as offered to active salaried employees for the Severance Period or until such earlier time as the Executive becomes employed and eligible for such benefits under a plan of the new employer; and continuation coverage under COBRA shall commence at the end of the Severance Period;

         (y) all other Benefits shall be paid or continued only to the extent the terms thereof provide for payment or continuation following the termination of employment.

The foregoing shall be in lieu of all salary, bonuses or incentive or performance based compensation for the remainder of the Term. If Executive should die during the Severance Period, any remaining severance payments described in (u) and (v) above, shall be made to Executive's surviving spouse or, if none, to his estate.

                  (d) Voluntary Termination. If during the Term the Executive should voluntarily terminate his employment with the Employer for any reason, including retirement, other than as described in Subsection 7(c) hereof, the obligations of the Employer and the Company under this Agreement shall terminate forthwith, other than obligations to (i) pay the Executive's base salary to the date of termination, (ii) pay all incentive compensation earned by the Executive for performance periods which are completed prior to the date of termination, at such times and on the same basis amounts as such incentive compensation becomes payable to other executives of the Employer and (iii) pay or make available to the Executive all Benefits which by their terms or under applicable law survive the voluntary termination of the Executive's employment; and the Executive shall remain bound by his non-disclosure, non-solicitation and non-competition covenants set forth in Sections 5 and 6 hereof. The exercisability of the Executive's outstanding stock options shall be treated in accordance with the terms of their respective grants or awards, except that in the case of retirement on or after age 62, the Company will recommend to the Compensation and Stock Option Committee of the Board of Directors of the Company that the exercisability of Executive's outstanding stock options be accelerated.

         9. GENERAL RELEASE AND COOPERATION AGREEMENT. Notwithstanding anything in Subsection 7(c) to the contrary and in consideration therefor,

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severance benefits thereunder shall only become payable by the Company if the
Executive executes and delivers to the Company a General Release and Cooperation Agreement on or after the date of written notice of termination of the Executive's employment and in substantially the form attached as Exhibit A hereto.

      10. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when deposited in the U.S. mail in a registered, postage prepaid envelope addressed:
If to the Executive, at his address set forth below, and if to the Company, c/o Chairman of the Board, Data Systems Network Corporation, 34705 West Twelve Mile Road, Suite 300, Farmington Hills, Michigan, 48333.

      11. ASSIGNMENT. The Executive may not assign his obligations hereunder. The rights of the Executive and the rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon their respective heirs, personal representatives, successors and assigns.

      12. MISCELLANEOUS.

(a) This Agreement shall be subject to and governed by the laws of the State of Michigan.

(b) Failure to insist upon strict compliance with any provisions hereof shall not be deemed a waiver of such provisions or any other provision hereof.

(c) This Agreement may not be modified except by an agreement in writing executed by the parties hereto.

(d) The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

(e) This Agreement shall supersede any and all prior employment agreements or understandings, written or oral, with the Executive.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                             DATA SYSTEMS NETWORK
                                             CORPORATION


                                             ------------------------
                                             Michael W. Grieves,
                                             Chairman, President and CEO



                                             ------------------------
                                             Michael Jansen
                                             36 Wellesley
                                             Pleasant Ridge, Michigan 48069